UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Biogen Idec Inc.

(Name of Registrant as Specified In Its Charter)

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     As set forth in our definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2008 (the “2008 Proxy Statement”), we are asking our stockholders to consider, among other proposals, a proposal to approve our 2008 Omnibus Equity Plan (the “Plan”) at our 2008 Annual Meeting of Stockholders. The table below reconciles certain equity award information disclosed in or derived from our 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2008 (the “2007 10-K”) with the information disclosed in or derived from our 2008 Proxy Statement, and updates that information through May 7, 2008. The Plan remains unchanged and is included as Appendix A to the 2008 Proxy Statement. As of May 7, 2008, 290,297,509 shares of our common stock were outstanding.
Awards Under Equity Plans1

	As of December 31, 2007		As of May 7, 2008
		2008 Proxy
	2007 10-K	Statement[2]	Current 8-K
Outstanding Awards
Unexercised Options
Average strike price	$50.03	$50.03	$52.20
Remaining years	5.50	*	5.56
Options	14,899,721	14,898,252	14,202,886
Unvested Restricted Stock Units (RSUs)	4,711,558	4,709,472	5,661,259

Total Options and RSUs	19,611,279	19,607,724	19,864,145
Unvested Restricted Stock Awards (RSAs) [3]	454,766	*	1,650

Total Options, RSUs and RSAs	20,066,045	*	19,865,795

Shares Available for Future Awards
2005 Omnibus Plan	*	9,749,057	5,156,229
2006 Directors Plan	*	661,000	622,525

Total Shares Available	*	10,410,057	5,778,754

*	Not presented in the SEC filing referenced.

[1]	Except as otherwise noted, amounts represent outstanding awards made pursuant to multiple Biogen Idec equity plans. Among these plans, awards are currently being made only pursuant to the Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan (the “2006 Directors Plan”) and the Biogen Idec Inc. 2005 Omnibus Equity Plan (the “2005 Omnibus Plan”).

[2]	Differences between amounts reported in the 2007 10-K and 2008 Proxy Statement are due to timing differences in the administrative processing of the granting, vesting or cancellation of an immaterial number of awards. The terms and recipients of those awards were fixed and unchangeable as of their respective grant dates.

[3]	Represents shares that have already been issued and are included in total shares outstanding.